UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

Antares Strategic Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01700	93-3416650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street Suite 4200
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 638-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 27, 2026, Antares Strategic Credit Fund (the “Company”) declared a regular distribution in the amount of $0.1906 per share for its common shares of beneficial interest (the “Common Shares”), which is payable to shareholders of record as of August 27, 2026, and will be paid on or about September 29, 2026. This distribution will be paid in cash or reinvested in additional Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

Item 8.01 Other Events.

The Company is offering its Common Shares on a continuous basis via a private placement. The Common Shares are offered and sold (i) in the United States under the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made, and (ii) outside of the United States in accordance with Regulation S of the Securities Act (the “Private Offering”).

On August 1, 2026, the Company received approximately $8.5 million of subscriptions for its Common Shares from unaffiliated investors. The Company intends to continue selling Common Shares in the Private Offering on a monthly basis at an offering price generally equal to the net asset value ("NAV") per share.

NAV and Portfolio Update

The NAV per share for the Common Shares of the Company, as of July 31, 2026, as determined in accordance with the Company’s valuation policy, is $24.94.

As of July 31, 2026, the Company’s aggregate NAV was approximately $2,074.6 million, with loan commitments of approximately $5,383.1 million. Additionally, the Company had principal debt outstanding of approximately $2,361.3 million, resulting in a debt-to-equity (NAV) ratio of approximately 1.14 times, and a net leverage ratio of approximately 1.09 times. Net leverage ratio is calculated as principal debt outstanding less cash, foreign currencies, and short-term investments divided by NAV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES STRATEGIC CREDIT FUND

Date:	August 27, 2026	By:	/s/ Thomas Sweeney
Name: Thomas Sweeney Title: Chief Financial Officer